UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    March 12, 2008

REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201

(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 750-1771

(Former name or former address, if changed since last report): Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Regency GP LLC (the “Managing GP”), the general partner of Regency GP LP (the “General Partner”), the general partner of Regency Energy Partners LP (the “Partnership” or “Regency”), received the resignation of J. Otis Winters on March 12, 2008 which was effective as of the close of business on February 29, 2008.  The Board of Directors of the Managing GP has elected Rodney L. Gray as a director of the Managing GP effective as of March 1, 2008.

Mr. Winter’s resignation followed his earlier expressions of intent to resign following the review by the Audit Committee and the filing of the Partnership’s Annual Report on Form 10-K for the Year Ended December 31, 2007 and did not involve any “disagreement with the registrant. . . on any matter relating to the registrant’s operations, policies or practices” as provided in the disclosure requirements of Item 5.02(a) of Form 8-K.

At a meeting of the Board in February, the Board determined that Mr. Gray is “independent” within the meaning of that term as used in Marketplace Rules 4360(d) and 4350(d) of the Nasdaq Stock Market relating to audit committees of issuers listed for trading in that market.  Concurrently with his election to the Board, Mr. Gray was appointed to fill memberships on the Audit and Conflicts Committees of the Board vacated by the resignation of Mr. Winters.  John T. Mills, a director who has previously been determined to be a “financial expert” as required by Marketplace Rule 4350(d), was simultaneously appointed as chairman of the Audit Committee and Mr. Gray was appointed as chairman of the Conflicts Committee.  It is anticipated that Mr. Gray will also be appointed to the Board’s Risk Management Committee.

Mr. Gray, who has 33 years of experience in management, energy and finance, is currently chief financial officer of Colonial Pipeline, which operates a pipeline system for refined petroleum products throughout the southern and eastern United States.  He has also served as chief financial officer for Petrocosm Corp., a provider of Internet-based procurement services to the oil and gas industry.  Prior to his employment by Colonial Pipeline, Mr. Gray independently provided funds and management assistance to early-stage business ventures and held executive management positions at Enron Corporation and Transco Energy Company.

Mr. Gray was elected after a director search conducted by the Nominating Committee of the Board and was not elected as a result of any arrangement or understanding between Mr. Gray and any other person.  Neither has the Managing GP, the General Partner, the Partnership or any of its subsidiaries engaged in any transaction with Mr. Gray or any of the persons specified in Item 404(a) of Regulation S-K of the nature specified in that Item since January 1, 2007.

Item 8.01 Other Events.

On March 13, 2008, Regency issued a press release relating to the appointment of Rodney L. Gray to fill the positions of memberships on the Board of Directors of the Managing GP and certain committees thereof vacated by the resignation of J. Otis Winters.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in the press release.

Forward-Looking Statements

Regency may make statements herein that are “forward-looking statements” as defined by the Securities and Exchange Commission (the “SEC”). All statements, other than statements of historical fact, included herein that address activities, events or developments that Regency expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are not guarantees of future events or Regency’s future performance and are subject to risks, uncertainties and other important factors that could cause events or Regency’s actual performance or achievements to be materially different than those projected by Regency. For a further discussion of risks, uncertainties and factors, Regency encourages you to read its documents on file with the SEC. Except as required by law, Regency does not intend to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP

By: /s/ William E. Joor III
William E. Joor III Executive Vice President

Date: March 13, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated March 13, 2008.